Exhibit 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO
Network-1 Technologies, Inc.
(203) 920-1055 (917) 692-0000

NETWORK-1 REPORTS THIRD QUARTER RESULTS

New Canaan, Connecticut - October 24, 2024 - Network-1 Technologies, Inc. (NYSE AMERICAN: NTIP), a company specializing in the acquisition, development, licensing, and monetization of its intellectual property assets, today announced financial results for the quarter ended September 30, 2024.

Network-1 had no revenue for the three month periods ended September 30, 2024 and 2023. For the nine month periods ended September 30, 2024 and 2023, Network-1 recorded revenue of $100,000 and $820,000, respectively. The revenue for the nine months ended September 30, 2024 and 2023 was from settlements of litigation relating to Network-1’s Remote Power Patent.

Network-1 realized a net loss of $316,000 or $0.01 per share basic and diluted for the three months ended September 30, 2024 compared with net loss of $810,000 or $0.03 per share basic and diluted for the three months ended September 30, 2023. Included in net loss is Network-1’s share of the net loss of its equity method investee of $308,000 and $532,000, respectively, during the three months ended September 30, 2024 and 2023.

Network-1 realized a net loss of $1,894,000 or $0.08 per share basic and diluted for the nine months ended September 30, 2024 compared with net loss of $1,909,000 or $0.08 per share basic and diluted for the nine months ended September 30, 2023.  Included in net loss is Network-1’s share of the net loss of its equity method investee of $1,613,000 and $1,597,000, respectively, during the nine months ended September 30, 2024 and 2023.

At September 30, 2024, Network-1 had cash and cash equivalents and marketable securities of $41,516,000 and working capital of $41,058,000. Network-1 believes based on its current cash position it will have sufficient cash to fund its operations for the next twelve months and the foreseeable future.

During the three months ended September 30, 2024, Network-1 repurchased an aggregate of 119,615 shares of its common stock at an aggregate cost of $189,424 (exclusive of commissions and excise taxes) or an average per share price of $1.58. During the nine months ended September 30, 2024, Network-1 repurchased an aggregate of 577,060 shares of its common stock at an aggregate cost of $1,059,904 (exclusive of commissions and excise taxes) or an average per share price of $1.84. At September 30, 2024, the remaining dollar value of shares that may be repurchased under the Share Repurchase Program was $3,312,801. Since the inception of the Share Repurchase Program through September 30, 2024, Network-1 has repurchased an aggregate of 10,217,856 shares of its common stock at an aggregate cost of $19,772,820 (exclusive of commissions and excise taxes) or an average per share price of $1.94.

Network-1 continues to pay dividends consistent with its dividend policy, which consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually) which are anticipated to be paid in March and September of each year. On August 27, 2024, the Board of Directors of Network-1 declared a semi-annual cash dividend of $0.05 per common share which was paid on September 26, 2024 to all common stockholders of record as of September 12, 2024. On February 23, 2024, Network-1’s Board of Directors declared a semi-annual cash dividend of $0.05 per share which was paid on March 29, 2024 to all shareholders of record as of March 15, 2024. Network-1’s dividend policy undergoes a periodic review by the Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns one-hundred four (104) U.S. patents and sixteen (16) international patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1’s current strategy includes efforts to monetize five patent portfolios (the Cox, M2M/IoT, HFT, Mirror Worlds and Remote Power Patent portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $188,000,000 from May 2007 through September 30, 2024. Network-1 has achieved licensing and other revenue of $47,150,000 through September 30, 2024 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 filed with the Securities and Exchange Commission including, among others, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s Remote Power Patent, whether Network-1 in its Cox patent litigation against Google and YouTube will be successful in its appeal of the judgment of the U.S. District Court for the Southern District of New York dismissing all of Network-1’s claims in the case, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgment of non-infringement dismissing Network-1’s litigation against Facebook (now Meta Platforms, Inc.), the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio and additional revenue and profit from its Mirror Worlds Patent Portfolio and Remote Power Patent as well as a return on its investment in ILiAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, the increasing development of artificial intelligence could materially impact Network-1’s business, and future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

The unaudited condensed consolidated statements of operations and comprehensive loss and condensed consolidated balance sheets are attached.

 NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended September,		Nine Months Ended September,
	2024	2023	2024	2023

REVENUE	$—	$—	$100,000	$820,000

OPERATING EXPENSES:
Costs of revenue	—	—	28,000	232,000
Professional fees and related costs	290,000	109,000	656,000	466,000
General and administrative	576,000	679,000	1,764,000	2,070,000
Amortization of patents	30,000	71,000	90,000	236,000

TOTAL OPERATING EXPENSES	896,000	859,000	2,538,000	3,004,000

OPERATING LOSS	(896,000)	(859,000)	(2,438,000)	(2,184,000)
OTHER INCOME:
Interest and dividend income, net	524,000	406,000	1,407,000	1,161,000
Net realized and unrealized gain on marketable securities	293,000	131,000	395,000	420,000
Total other income, net	817,000	537,000	1,802,000	1,581,000
LOSS BEFORE INCOME TAXES AND SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(79,000)	(322,000)	(636,000)	(603,000)

INCOME TAXES PROVISION:
Current	—	(13,000)	—	(13,000)
Deferred taxes, net	(71,000)	(31,000)	(355,000)	(278,000)
Total income tax benefit	(71,000)	(44,000)	(355,000)	(229,000)

LOSS BEFORE SHARE OF NET LOSS OF EQUITY METHOD INVESTEE:	(8,000)	(278,000)	(281,000)	(312,000)

SHARE OF NET LOSS OF EQUITY METHOD INVESTEE	(308,000)	(532,000)	(1,613,000)	(1,597,000)
NET LOSS	$(316,000)	$(810,000)	$(1,894,000)	$(1,909,000)
Net loss per share
Basic	$(0.01)	$(0.03)	$(0.08)	$(0.08)
Diluted	$(0.01)	$(0.03)	$(0.08)	$(0.08)

Weighted average common shares outstanding:
Basic	23,126,480	23,803,567	23,337,716	23,867,204
Diluted	23,126,480	23,803,567	23,337,716	23,867,204

Cash dividends declared per share	$0.05	$0.05	$0.10	$0.10
NET LOSS	$(316,000)	$(810,000)	$(1,894,000)	$(1,909,000)

OTHER COMPREHENSIVE LOSS
Net unrealized holding gain on corporate bonds and notes during the period, net of tax	—	14,000	—	14,000

COMPREHENSIVE LOSS	$(316,000)	$(796,000)	$(1,894,000)	$(1,895,000)

 NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2024	December 31, 2023
ASSETS CURRENT ASSETS:
Cash and cash equivalents	$14,315,000	$16,896,000
Marketable securities, at fair value	27,201,000	28,571,000
Other current assets	141,000	206,000
TOTAL CURRENT ASSETS	41,657,000	45,673,000
OTHER ASSETS:
Patents, net of accumulated amortization	1,236,000	1,326,000
Equity investment	3,636,000	5,249,000
Operating leases right-of-use asset	43,000	16,000
Security deposit	13,000	13,000
Total Other Assets	4,928,000	6,604,000
TOTAL ASSETS	$46,585,000	$52,277,000
LIABILITIES AND STOCKHOLDERS’ EQUITY: CURRENT LIABILITIES:
Accounts payable	$371,000	$125,000
Accrued payroll	6,000	378,000
Other accrued expenses	182,000	297,000
Operating lease obligation, current	40,000	23,000
Total Current Liabilities	599,000	823,000
LONG TERM LIABILITIES:
Deferred tax liability	407,000	762,000
TOTAL LIABILITIES	1,006,000	1,585,000
COMMITMENTS AND CONTINGENCIES (Note G)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, authorized 10,000,000 shares; none issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 23,110,495 and 23,553,908 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	231,000	235,000
Additional paid-in capital	67,757,000	67,446,000
Accumulated deficit	(22,409,000)	(16,989,000)

TOTAL STOCKHOLDERS’ EQUITY	45,579,000	50,692,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$46,585,000	$52,277,000